AGREEMENT


         THIS AGREEMENT is made and entered into as of July 22, 1996 by and between SURVIVALINK CORPORATION (the "Company"), a Minnesota corporation, and MEDTRONIC, INC. ("Medtronic"), a Minnesota corporation.


                                    RECITALS

         WHEREAS, the Company and Medtronic are parties to that certain Investment Agreement dated April 29, 1994 (the "Investment Agreement"); and

         WHEREAS, the Investment Agreement provides Medtronic with certain rights (i) to purchase its pro rata portion of any issuances of additional securities of the Company, (ii) to designate a member of the Company's Board of Directors, and (iii) to have the Purchased Shares and/or Warrant Shares (as defined in the Investment Agreement) registered under the Securities Act; and

         WHEREAS, the Company has filed a Registration Statement on Form S-1 (the "Registration Statement") for an initial public offering (the "Offering") of shares of the Company's Common Stock to be underwritten by a group of underwriters (the "Underwriters") for which NatWest Securities Limited, Vector Securities International, Inc. and John G. Kinnard and Company Incorporated are acting as representatives (the "Representatives"); and

         WHEREAS, the Underwriters have required that the rights described above be terminated, waived and/or modified in order to facilitate the Offering; and

         WHEREAS, Medtronic acknowledges that it will benefit from the successful completion of the Offering;

         NOW, THEREFORE, in consideration of the foregoing recitals, the respective covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1
                   TERMINATION OF RIGHTS OF CO-SALE AND FIRST
                 REFUSAL, RIGHT TO DESIGNATE BOARD MEMBER, ETC.

         1.1 Termination of Rights of Co-Sale and First Refusal. Section 3.2 of the Investment Agreement provides Medtronic with certain rights of co-sale, i.e., the right to participate as a seller in certain transactions by the Shareholders named in the Investment Agreement, and Section 3.4 of the Investment Agreement provides Medtronic with certain rights of first refusal, i.e., the right to purchase all or part of its pro rata share of any New Securities (as defined in the Investment Agreement) which the Company may, from time to time, propose to sell and issue. Medtronic hereby acknowledges that, pursuant to Section 3.6 of the Investment Agreement, such rights of co-sale and first refusal shall terminate on the closing of the Offering.

         1.2 Termination of Right to Designate Board Member. Medtronic hereby agrees that its right to designate a representative to the Company's Board of Directors (the "Board"), to serve as a member of the Board or as a non-voting observer to the Board, as set forth in Section 3.7 of the Investment Agreement, shall terminate on the closing of the Offering.

         1.3 Termination of Certain Covenants. Medtronic hereby agrees that the covenants of the Company set forth in Sections 6.1, 6.3, 6.4, 6.5, 6.6, 6.7 and
6.8 of the Investment Agreement shall terminate on the closing of the Offering.


                                    ARTICLE 2
                        LIMITATION OF REGISTRATION RIGHTS


         2.1 Limitation of Registration Rights. Medtronic hereby agrees that, for a period of one hundred eighty (180) days commencing on the effective date of the Registration Statement, it will not, without the prior written approval of the Representatives, demand or request the registration of any Registrable Securities (as defined in the Investment Agreement), and the Company shall not be obligated to effect any such registration, during such 180-day period pursuant to Article 7 of the Investment Agreement.



                                    ARTICLE 3
                      AGREEMENTS OF OTHER SECURITY HOLDERS

         3.1 Agreements of Other Security Holders. The agreement of Medtronic to terminate or limit its rights as set forth in Article 1 and Article 2 of this Agreement shall become effective when, and only when, the Company obtains substantially similar agreements from The Vertical Fund Associates, L.P. and the Investor Group which acquired shares of the Company in May 1994.


                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

         4.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in the manner appropriate for each, and to be dated as of the date first above-written.

                             SURVIVALINK CORPORATION


                             By       /s/ Byron L. Gilman
                                      Byron L. Gilman, Chief Executive Officer


                             MEDTRONIC, INC.


                             By       /s/ Michael D. Ellwein
                                      Michael D. Ellwein, Vice President